Exhibit 21.1

LIST OF SUBSIDIARIES

Company Name		Jurisdiction of Incorporation
Essemtec AG		Switzerland
Formatec Holding B.V.	(1)	Netherlands
Global Inkjet Systems Ltd.		United Kingdom
Jetted Additively Manufactured Electronics Sources GmbH	(1)	Germany
Nano Dimension Australia Pty Ltd.		Australia
Nano Dimension GmbH		Germany
Nano Dimension (HK) Limited		Hong Kong
Nano Dimension Swiss GmbH		Switzerland
Nano Dimension Technologies Ltd.		Israel
Nano Dimension USA Inc.		Delaware
Admatec Europe B.V.	(1)	Netherlands
Formatec Technical Ceramics B.V.	(1)	Netherlands
Essemtec USA, LLC		Delaware
Essemtec Deutschland GmbH		Germany
Essemtec France SAS		France
Nano Dimension NY Ltd.		New York
Nano Dimension Trading (Shenzhen) Ltd.		China
Desktop Metal Inc.	(1)	Delaware
Desktop Metal Operating, Inc.	(1)	Delaware
Desktop Metal Securities Corporation	(1)	Massachusetts
addLEAP AB	(1)	Sweden
Figur Machine Tools LLC	(1)	New Jersey
EnvisionTEC US LLC	(1)	Delaware
Envisiontec GmbH	(1)	Germany
EnvisionTec Group Canada, Inc.	(1)	Canada
Adaptive3D LLC	(1)	Delaware
Adaptive 3D Technologies, LLC	(1)	Texas
Syzygy Memory Plastics Corporation	(1)	Delaware
Beacon Bio, Inc.	(1)	Delaware
DM Belgium B.V.	(1)	Belgium
Dental Arts Laboratories, Inc.	(1)	Illinois
A.I.D.R.O. Srl	(1)	Italy
Meta Additive Ltd.	(1)	United Kingdom
Larry Brewer Dental Lab, Inc.	(1)	Oklahoma
Brewer Tafla Dental Technologies, LLC	(1)	Oklahoma
May Dental Arts, LLC	(1)	Missouri
ExOne Americas, LLC	(1)	Delaware
ExOne Operating, LLC	(1)	Delaware
ExOne GmbH	(1)	Germany
ExOne KK	(1)	Japan
Desktop Labs, Inc.	(1)	Delaware
H.K. Rep. Office	(1)	Hong Kong
Desktop Metal Taiwan Branch Office	(1)	Taiwan
MarkForged Holding Corporation		Delaware
MarkForged, Inc.		Delaware
Markforged Canada 3D Printing Inc.		Canada
Markforged Ireland Services 3D Printing Limited		Ireland
Markforged Japan 3D Printing K.K.		Japan
MKFG Teton Simulation, LLC	(1)	Wyoming
Markforged Sweden, A.B.		Sweden
MKFG Israel	(1)	Israel
MKFG Poland, sp. z.o.o		Poland

(1) Entity operations discontinued during the year ended December 31, 2025.